Mark Batten Joins Assured Guaranty’s Board of Directors

Hamilton, Bermuda, February 20, 2024 – Assured Guaranty Ltd. (NYSE:AGO) (Assured Guaranty) announced that Mark C. Batten has been appointed as a non-executive director to Assured Guaranty’s Board of Directors (Board). Mr. Batten will serve on the Board’s Audit, Risk Oversight and Finance Committees. The appointment is effective as of February 19, 2024, and brings the total number of Board members to 12. Mr. Batten will also continue to serve as the non-executive Chair of the board of directors of Assured Guaranty (UK) Limited (AGUK), Assured Guaranty’s U.K. insurance subsidiary.
For more than 25 years, Mr. Batten was a partner at PricewaterhouseCoopers LLP (PwC), retiring in 2017. He led a number of practices during his time at PwC, including Real Estate Restructuring, Insurance Restructuring and a Corporate Valuations practice. He acted for the UK and Irish Governments in relation to the restructuring of the banks following the Global Financial Crisis, as the Provisional Liquidator of Independent Insurance, one of the largest general insurance failures in the UK, and as a non-executive Director of PwC’s Bermuda based global insurance captive.
“Mark Batten’s impressive professional background, along with his direct experience as a board member of AGUK, makes him an ideal addition to Assured Guaranty’s Board. I look forward to working with him and learning how we may apply his insights to our global business strategy,” said Assured Guaranty Board Chair Francisco L. Borges.
“I’m delighted Mark is joining the Board of our parent company. He has been a leader in fields as varied as accounting, audit, financial services and insurance, as well as government finance, and restructuring matters. He brings a wealth of relevant experience to our Board,” added Dominic Frederico, President and CEO of Assured Guaranty.
“Assured Guaranty has a strong leadership team committed to disciplined risk management and building shareholder value, with a proven track record of almost four decades,” said Mr. Batten. “It has been a rewarding experience serving on AGUK’s board, and I am extremely pleased to take on an additional role at Assured Guaranty.”
In addition to his board responsibilities at Assured Guaranty and AGUK, Mr. Batten is a non-executive director of other financial services and real estate companies, including Picton Property Income Ltd, which is listed on the London Stock Exchange, and Weatherby’s Bank Ltd, a UK domiciled Private Bank. He also serves as Chair of the Governing Body of Westminster School.

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About Assured Guaranty Ltd.
Assured Guaranty Ltd. is a publicly traded (NYSE: AGO), Bermuda-based holding company. Through its subsidiaries, Assured Guaranty provides credit enhancement products to the U.S. and non-U.S. public finance, infrastructure and structured finance markets. Assured Guaranty also participates in the asset management business through its ownership interest in Sound Point Capital Management LP and certain of its investment management affiliates. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect Assured Guaranty’s current views with respect to future events and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in this press release. These risks and uncertainties include, but are not limited to, difficulties executing Assured Guaranty’s business strategy and other risk factors identified in Assured Guaranty’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of February 20, 2024. Assured Guaranty undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com